UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2020, NCR Corporation (“NCR” or the “Company”) announced the following changes to its executive leadership team.

(b) Resignation of Andre J. Fernandez as Chief Financial Officer

On June 22, 2020, NCR announced that Andre J. Fernandez, Executive Vice President and Chief Financial Officer, has resigned his position to pursue other opportunities. Mr. Fernandez will serve as Executive Vice President and Chief Financial Officer of the Company until July 13, 2020, following which he will serve as an advisor to NCR until October 1, 2020 to ensure an effective leadership transition. NCR and Mr. Fernandez expect to enter into an agreement relating to his advisor role. “On behalf of our Board of Directors, stockholders and employees, we thank Andre for his dedication and accomplishments since joining NCR,” said Mike Hayford, President and Chief Executive Officer.

(c) Appointment of Timothy C. Oliver as Chief Financial Officer

On June 22, 2020, NCR announced that Timothy C. Oliver has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective as of July 13, 2020.

Mr. Oliver, 52, most recently served as President and Chief Financial Officer of Spring Window Fashions, LLC, a consumer goods company, and a member of the company’s leadership team, since July 2019. From 2011 to 2019, he served as Senior Vice President and Chief Financial Officer of the Goldstein Group Inc. (Goldstein), a private conglomerate comprised of several operating companies and a passive investment portfolio, and its subsidiary and largest operating company, Alter Trading Corporation (Alter). Mr. Oliver also served as President during the last three months in his role at Goldstein and Alter. Before joining Goldstein and Alter, he was the Senior Vice President and Chief Financial Officer of MEMC Electronic Materials, Inc., a publicly held technology company (now known as SunEdison, Inc.), from 2009 to 2011, and Senior Executive Vice President and Chief Financial Officer of Metavante Technologies, Inc., a publicly held bank technology processing company, from 2007 to 2009. He also previously served as Vice President and Treasurer of Rockwell Automation, Inc. (Rockwell Automation), an industrial automation and digital transformation company, from 2005 to 2007. Before joining Rockwell Automation, he was Vice President for Investor Relations and Financial Planning at Raytheon Company.

In connection with his appointment, the Company and Mr. Oliver entered into a letter agreement, dated June 17, 2020, under which he will receive an annual base salary of at least $625,000 and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 150% of his base salary, prorated for 2020. Mr. Oliver will also receive new hire equity awards of premium stock options with an award value equal to $2,000,000, with an exercise price for such options equal to 110% of the fair market value of one share of NCR common stock on the date of grant (the “Sign-On Options”), and time-based restricted stock units with an award value equal to $2,000,000 (the “Sign-On RSUs”), with each such award being the subject of a separate grant agreement. He will also be eligible for future annual equity grants under the Company’s Long-Term Incentive Program. Mr. Oliver will participate in the NCR Executive Severance Plan with a separation benefit of one and one-half times (1.5x) his annual base salary and target bonus, as set forth in such plan, in the event of a qualifying termination, and will participate in the Amended and Restated NCR Change in Control Severance Plan with a “Tier I” benefit level. In addition, if Mr. Oliver is terminated without “cause” or resigns from NCR voluntarily for “good reason,” the unvested portion of the Sign-On Options and Sign-On RSUs will immediately vest, and the Sign-On Options will remain exercisable until the earlier of the first anniversary of the termination of his employment and the option expiration date. Mr. Oliver will be eligible for relocation benefits, as well as standard executive benefits relating to financial planning and physical examinations. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Oliver.

There is no arrangement or understanding between Mr. Oliver and any other person pursuant to which Mr. Oliver was selected as an officer, and Mr. Oliver does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Oliver and any director, executive officer or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

Additional information about the benefit plans and programs described in this Item 5.02 and other plans and programs generally available to the Company’s directors and executive officers is included in the Company’s Proxy Statement for the 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on March 12, 2020.

Item 7.01.	Regulation FD Disclosure.

On June 22, 2020, NCR issued a press release announcing the events described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated June 22, 2020.

104	Cover Page Interactive Data File, formatted in iXBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: June 22, 2020	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary